Exhibit 99.1


IndyMac Bank company logo here


Annual Statement as to Compliance


The following hereby certify that to the best of my knowledge, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the agreements attached hereto in Exhibit A have been made under the supervision of an officer of IndyMac Bank, Inc., and (ii) to the best of my knowledge, based on the review, IndyMac Bank, Inc., acting as Master Servicer, has fulfilled all its obligations under these agreements throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof. The Trustee shall forward a copy of each compliance statement to each Rating Agency.



By:  /s/:  Barbara Perez
Barbara Perez
SVP


By:  /s/:  Robert Abramian
Robert Abramian
VP

155 North Lake Avenue
Pasadena, California 91101
Telephone:  626-535-5555
www.indymacbank.com



Exhibit A

IndyMac Loan Trust 2003-L1
IndyMac RAST 2001-A1
IndyMac RAST 2002-A1
IndyMac RAST 2002-A10
IndyMac RAST 2002-A11
IndyMac RAST 2002-A12
IndyMac RAST 2002-A13
IndyMac RAST 2002-A14
IndyMac RAST 2002-A15
IndyMac RAST 2002-A16
IndyMac RAST 2002-A2J
IndyMac RAST 2002-A3
IndyMac RAST 2002-A4
IndyMac RAST 2002-A5
IndyMac RAST 2002-A6
IndyMac RAST 2002-A7
IndyMac RAST 2002-A9
IndyMac RAST 2002-L8
IndyMac RAST 2003-A1
IndyMac RAST 2003-A10
IndyMac RAST 2003-A11
IndyMac RAST 2003-A12
IndyMac RAST 2003-A13
IndyMac RAST 2003-A14
IndyMac RAST 2003-A15
IndyMac RAST 2003-A2
IndyMac RAST 2003-A3
IndyMac RAST 2003-A4
IndyMac RAST 2003-A5
IndyMac RAST 2003-A6
IndyMac RAST 2003-A7
IndyMac RAST 2003-A8
IndyMac RAST 2003-A9
IndyMac SPMD 2000-C
IndyMac SPMD 2001-A
IndyMac SPMD 2001-B
IndyMac SPMD 2001-C
IndyMac SPMD 2002-A
IndyMac SPMD 2002-B
IndyMac SPMD 2003-A